UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2020

MEDLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

280 Park Avenue 6th Floor East (Address of principal executive offices)	10017 (Zip code)

Registrant’s telephone number, including area code:  (212) 759-0777

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MCC	New York Stock Exchange (NYSE)
6.125% Notes due 2023	MCV	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Medley Capital Corporation (the “Company”) today filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a change of the Company’s name from Medley Capital Corporation to PhenixFIN Corporation, effective January 1, 2021 (the “Name Change”), following approval by the Board of Directors of the Company.

The Board of Directors of the Company also approved an Amendment to the Bylaws of the Company to reflect the Name Change.

The Name Change does not affect the rights of the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Medley Capital Corporation, effective January 1, 2021.

3.2	Amendment to the Bylaws of Medley Capital Corporation, effective January 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Medley Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 28, 2020	MEDLEY CAPITAL CORPORATION

/s/ David Lorber
Name: David Lorber
Title: Director and Authorized Signatory